Exhibit 99.1

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ETS PAYPHONES, INC.

_________________

Under Section 242 of the
Delaware General Corporation Law

_________________

           ETS Payphones, Inc., a Delaware corporation (hereinafter called the "Corporation"), hereby certifies to the Secretary of State of Delaware that:

          1. Section “First” of the Certificate of Incorporation (the “Certificate of Incorporation”) of the Corporation, filed with the Secretary of State of the State of Delaware on November 8, 2002 is hereby deleted in its entirety and replaced with the following:

           "First: The name of the Corporation is Payphone Wind Down Corporation (the "Corporation")."

           2. The amendment of the Certificate of Incorporation as herein set forth, has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

          IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of the Corporation to be signed in its name and on its behalf by its Chief Executive Officer this 12th day of February, 2007.

ETS PAYPHONES, INC. By: /s/ Guy A. Longobardo Name: Guy A. Longobardo Title: Chief Executive Officer

[Signature Page to the Certificate of Amendment]